Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Arbor Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)

Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(r) (1)	30,000,000	$13.17(2)	$395,100,000	0.0001476	$58,316.76

Total Offering Amounts					$395,100,000		$58,316.76

Total Fees Previously Paid							—

Total Fee Offsets							$7,438.96

Net Fee Due							$50,877.80

(1) The filing fee is calculated in accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933 (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on May 3, 2024 (File No. 333-279107) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

(2) Estimated solely for purposes of computing the registration fee on the basis of the average of the high and low prices for Arbor Realty Trust, Inc.’s (the “Company”) shares of common stock, par value $0.01 per share (“Common Stock”) as reported on the New York Stock Exchange on May 2, 2024, in accordance with Rule 457(c) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Arbor Realty Trust, Inc.	424(b)(5)	333-242377	November 4, 2022	—	$7,438.96 (1)	Equity	Common Stock, par value $0.01 per share	5,176,704	$67,504,220	—

Fee Offset Sources	Arbor Realty Trust, Inc.	424(b)(5)	333-242377	—	November 4, 2022	—	—	—	—	—	$27,243.20

(1) On November 4, 2022, the Company filed a prospectus supplement (the “Prior Prospectus Supplement”) to the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on August 7, 2020 (File No. 333-242377) pursuant to Rule 424(b)(5) under the Securities Act, pursuant to which the Company paid a filing fee of $27,243.20 in connection with the registration of 18,958,278 shares of Common Stock to be issued and sold under the equity distribution agreement with JMP Securities LLC, dated November 4, 2022, having a maximum aggregate offering price of $247,215,945. Of those shares of Common Stock, shares of Common Stock having an aggregate offering price of $179,711,725 were sold and shares of Common Stock with a maximum aggregate offering price of $67,504,220 were unsold. The offering made by the Prior Prospectus Supplement has been terminated. $7,438.96 is the portion of the filing fee associated with the unsold Common Stock that is available to offset registration fees payable pursuant to this prospectus supplement. The Company hereby offsets $7,438.96 of registration fees due under this prospectus supplement using all of the previously paid but unused registration fees associated with the Prior Prospectus Supplement. Accordingly, a filing fee of $50,877.80 is being paid herewith.